EXHIBIT 10.1

NATIONAL PENN BANCSHARES, INC.

LONG-TERM INCENTIVE COMPENSATION PLAN

(APPROVED BY SHAREHOLDERS, APRIL 25, 2005)

STOCK OPTION AGREEMENT
BETWEEN
NATIONAL PENN BANCSHARES, INC.

AND

_____________________________________ (the Optionee)

Date of Grant:	May 3, 2005

Number of Shares:	______________ shares

Purchase Price:	$23.43 per share

Option Expires:	June 3, 2015

NATIONAL PENN BANCSHARES, INC.
LONG-TERM INCENTIVE COMPENSATION PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement dated May 3, 2005, between National Penn Bancshares, Inc. (the "Corporation") and _______________________ (the "Optionee"),

WITNESSETH:

1. Grant of Option

Pursuant to the National Penn Bancshares, Inc. Long-Term Incentive Compensation Plan (the "Plan"), this Agreement confirms the Corporation's grant to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, of the right and option to purchase from the Corporation all or any part of an aggregate of ______________________________ (_______) common shares (without par value) of the Corporation at the purchase price of $23.43 per share, such option to be exercised as hereinafter provided.

2. Terms and Conditions

It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

(a) Expiration Date. Subject to the provisions of Paragraph 2(d), the option evidenced hereby shall expire on June 3, 2015 [10 years and one month from the date of grant].

(b) Exercise of Option. The option evidenced hereby shall not be exercisable by the Optionee prior to May 3, 2007 [the second anniversary of the date of grant]. This option, to the extent exercisable at any time, may be exercised in whole or in part. Any exercise shall be accompanied by a written notice to the Corporation specifying the number of shares as to which the option is being exercised.

(c) Payment of Purchase Price Upon Exercise. The option exercise price for the shares as to which this option shall be exercised shall be paid in cash or as otherwise permitted by the Plan and the Committee.

(d) Exercise Upon Death, Disability, Retirement or other Termination of Service as Director.

(1) If the Optionee's service as a director of the Corporation terminates due to death, Disability or Retirement (as defined in the Plan), this option (whether or not exercisable by the director immediately prior to ceasing to be a director) will be exercisable at any time prior to the expiration date of this option or within five years after the date the Optionee ceases to be a director, whichever is the shorter period.

(2) If the Optionee’s service as a director of the Corporation terminates for any reason other than death, Disability or Retirement (including resignation as a director of the Corporation before reaching the age for mandatory retirement under the Corporation's bylaws), this option, if and to the extent not yet exercisable, will terminate, and if and to the extent then exercisable may be exercised by the Optionee at any time prior to the expiration date of this option or within three months after the date of resignation, whichever is the shorter period.

(e) Transferability. This option shall be transferable by Will or by the laws of descent and distribution. During the lifetime of the Optionee, this option may be transferred to the extent permitted by, and subject to the conditions imposed by, the Plan and the Committee.

(f) Adjustment and Substitution of Shares. If any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Corporation affecting the Corporation’s common shares shall occur, the number and class of shares subject to this option and the price per share thereof (but not the total price) shall be adjusted or substituted for, as the case may be, as shall be determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of rights, and provided that the number of shares shall always be a whole number. Any adjustment or substitution so made shall be final and binding upon the Optionee.

(g) No Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any common shares subject to this option prior to the date of issuance to him or her of a certificate or certificates for such shares.

(h) No Right To Continued Directorship. This option shall not confer upon the Optionee any right to continue as a director of the Corporation or any subsidiary, nor shall it interfere in any way with the rights of the shareholders of the Corporation or the Board of Directors to elect and remove directors.

(i) Compliance with Law and Regulations. This option and the obligation of the Corporation to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for common shares prior to (1) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (2) the listing of such shares on any stock exchange on which the common shares may then be listed, or upon the Nasdaq Stock Market if the common shares are then listed thereon, and (3) compliance with all other applicable laws, regulations, rules and orders which may then be in effect.

(j) Change-in-Control. If any "Change-in-Control" (as defined in the Plan) occurs, this option shall become immediately and fully exercisable whether or not otherwise then exercisable.

3. Investment Representation

The Committee may require the Optionee to furnish to the Corporation, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement (in such form as such Committee may specify) in which the Optionee represents that the shares acquired by him or her upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

4. Optionee Bound by Plan

The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions of the Plan, as in effect on the date hereof and as it may be amended from time to time in accordance with its terms, all of which terms and provisions are incorporated herein by reference. If there shall be any inconsistency between the terms and provisions of the Plan, as in effect from time to time, and those of this Agreement, the terms and provisions of the Plan, as in effect from time to time, shall control.

5. Committee

All references herein to the “Committee” mean the Compensation Committee of the Board of Directors of the Corporation (or any successor committee designated by the Board of Directors to administer the Plan).

6. Withholding of Taxes

The Corporation will require as a condition precedent to the exercise of this option that appropriate arrangements be made for the withholding of any applicable Federal, state and local taxes.

7. Notices

Any notice hereunder to the Corporation shall be addressed to it at its office, Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512, Attention: Corporate Secretary, and any notice hereunder to Optionee shall be addressed to him or her at the address below, subject to the right of either party to designate at any time hereafter in writing some other address.

IN WITNESS WHEREOF, National Penn Bancshares, Inc. has caused this Agreement to be executed by a duly authorized officer and the Optionee has executed this Agreement, both as of the day and year first above written.

NATIONAL PENN BANCSHARES, INC.	OPTIONEE

By:
(Signature)	(Signature)

(Print Name)	(Print Name)

(Print Title)	(Print Address)